UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 5, 2012

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, Suite 3501

Jersey City, NJ 07302

(Address of principal executive offices, including zip code)

(201) 333-8819

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

The disclosure in Item 2.01 below relating to the Agreement is hereby incorporated by reference into this Item 1.01.

Item 2.01                     Completion of Acquisition or Disposition of Assets.

On October 5, 2012, we entered into a Stock Purchase Agreement (the “Agreement”) with certain Taiwanese institutional investors (the “Purchasers”) providing for the sale of all of our remaining shares of Optimer Biotechnology, Inc. (“OBI”) for an aggregate purchase price of $60.0 million.  The sale of the OBI shares will occur in two closings, with the first closing anticipated to occur in the fourth quarter of 2012 and the second closing anticipated to occur in the first quarter of 2013.  Each of the closings is subject to the satisfaction of customary closing conditions and the completion of specified regulatory and administrative matters in Taiwan related to the transaction.  A copy of the press release announcing the sale of our OBI shares under the Agreement is attached hereto as Exhibit 99.1.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which will be attached as an exhibit to a subsequent periodic report filed with the Securities and Exchange Commission.

Item 2.02                     Results of Operations and Financial Condition.

On October 8, 2012, we issued a press release announcing certain preliminary operating results relating to gross DIFICID sales and the number of DIFICID treatments shipped during the third quarter ended September 30, 2012.  A copy of this press release is attached hereto as Exhibit 99.1.

Also on October 8, 2012, we held an investor and analyst reception and concurrent conference call to review third quarter top-line revenues and DIFICID shipments and to provide an update on our business. A copy of the transcript of this conference call is attached hereto as Exhibit 99.2.

The information under this Item 2.02 and the exhibits hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements included in this current report that are not a description of historical facts are forward-looking statements, including without limitation statements related to the future closing and timing of the sale of our OBI shares under the Agreement. Words such as “believes,” “would,” “anticipates,” “plans,” “expects,” “may,” “intend,” “will,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that any of our plans will be achieved. These forward-looking statements are based on management’s expectations on the date of this current report. Actual results may differ materially from those set forth in this release due to various risks and uncertainties including, without limitation, risks relating to: whether and when the closing conditions related to our sale of the OBI shares will be satisfied, when required regulatory and administrative matters in Taiwan are completed, and other risks detailed in our filings with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date of this current report, and we undertake no obligation to update or revise these statements, except as may be required by law.

Item 9.01                     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 8, 2012.
99.2	Transcript of Conference Call on October 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

	By:	/s/ Stephen W. Webster
Date: October 9, 2012		Stephen W. Webster
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)